The J. M. Smucker Company Announces Fiscal 2018 Second Quarter Results

ORRVILLE, Ohio, Nov. 16, 2017 /PRNewswire/ -- The J. M. Smucker Company (NYSE: SJM) today announced results for the second quarter ended October 31, 2017, of its 2018 fiscal year. All comparisons are to the second quarter of the prior fiscal year, unless otherwise noted.

EXECUTIVE SUMMARY

  Net sales increased 1 percent, reflecting improved trends from the prior quarter.
  Net income per diluted share increased 13 percent to $1.71.
  Adjusted earnings per share was $2.02, a decrease of 1 percent.
  Cash provided by operating activities was $130.3 million, compared to $136.4 million in the prior year.
  Free cash flow was $69.9 million in the quarter and $304.6 million through the first half of fiscal 2018.
  The Company updated its full-year 2018 net sales and earnings outlook.

CHIEF EXECUTIVE OFFICER REMARKS

"We are pleased with our second quarter results, primarily driven by our pet food business and the strong performance of a number of key brands across all our businesses," said Mark Smucker, Chief Executive Officer. "This included double-digit sales increases for Nature's Recipe® dog food, Dunkin' Donuts® coffee, and Jif® peanut butter. We also experienced continued strong growth of our brands in e-commerce, as sales in this channel doubled in the quarter for our U.S. retail segments. We are confident in the ability of our brands to win in the rapidly changing retail environment. In addition, we remain focused on achieving sustainable cost reductions that support both the bottom-line and fuel investments in future growth."

SECOND QUARTER CONSOLIDATED RESULTS

	Three Months Ended October 31,
			% Increase
	2017	2016	(Decrease)
	(Dollars and shares in millions, except per share data)

Net sales	$1,923.6	$1,913.9	1%

Operating income	$330.7	$303.3	9%
Adjusted operating income	383.2	396.2	(3%)

Net income per common share – assuming dilution	$1.71	$1.52	13%
Adjusted earnings per share	2.02	2.05	(1%)

Weighted-average shares outstanding – assuming dilution	113.6	116.6	(3%)

Net Sales
Net sales increased $9.7 million, or 1 percent. Net price realization contributed 1 percentage point of growth, driven by higher net pricing for peanut butter and the Smucker's® brand. Lower volume/mix impacted net sales by 1 percentage point, as declines in the oils and baking categories were partially offset by gains in pet food. Favorable foreign currency exchange contributed $5.4 million to net sales.

Operating Income
Gross profit increased $12.1 million, or 2 percent. A net benefit of higher pricing and costs more than offset lower volume/mix, primarily attributed to the oils and baking categories. Selling, distribution, and administrative ("SD&A") expenses decreased $2.2 million, driven by incremental synergy realization and the Company's cost savings initiatives. Operating income increased $27.4 million, or 9 percent, further reflecting a reduction in special project costs.

On a non-GAAP basis, adjusted gross profit decreased $11.2 million, or 1 percent, with the primary difference from GAAP results being the exclusion of a $23.9 million favorable change in unallocated derivative gains and losses. Adjusted operating income decreased $13.0 million, or 3 percent.

Other
Net interest expense increased $0.6 million. Income taxes increased $9.0 million. This was primarily attributed to higher income before income taxes, as the effective tax rate was 33.3 percent in the current year, compared to 33.2 percent in the prior year.

FULL-YEAR OUTLOOK

The Company updated its full-year fiscal 2018 guidance as summarized below:

	Current	Previous
Adjusted earnings per share	$7.75 - $7.90	$7.75 - $7.95
Free cash flow	$775 million	$775 million
Capital expenditures	$310 million	$310 million
Effective tax rate	32.5% - 33.0%	32.5% - 33.0%

Net sales are expected to be in the range of flat to down slightly, compared to the prior year. Adjusted earnings per share is expected to range from $7.75 to $7.90, based on 113.6 million shares outstanding. The change in earnings guidance further reflects anticipated freight cost increases for the remainder of the fiscal year, driven by industry-wide headwinds. The above guidance excludes any potential impact following completion of the Company's previously announced definitive agreement to acquire the Wesson® oil brand from Conagra Brands, Inc., which is pending regulatory approval.

SECOND QUARTER SEGMENT RESULTS

Dollar amounts in the segment tables below are reported in millions.

U.S. Retail Coffee

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY18 Q2 Results	$552.7	$152.6	27.6%
Increase (decrease) vs prior year	-	(18%)	-620bps

Segment net sales increased $0.9 million, reflecting a slight increase in net price realization. Lower volume/mix for the Folgers® brand was mostly offset by gains for the Dunkin' Donuts® and Café Bustelo® brands. Segment profit decreased $33.9 million primarily due to higher green coffee costs and the unfavorable impact of volume/mix.

U.S. Retail Consumer Foods

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY18 Q2 Results	$531.5	$130.9	24.6%
Increase (decrease) vs prior year	(5%)	10%	330bps

Segment net sales decreased $25.8 million. Volume/mix reduced net sales by 9 percentage points, primarily driven by the Crisco® and Pillsbury® brands. Net price realization increased net sales by 4 percentage points, primarily attributed to the Jif® and Smucker's® brands. Segment profit increased $12.0 million due to improved net pricing and reduced marketing expense, partially offset by lower volume/mix.

U.S. Retail Pet Foods

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY18 Q2 Results	$552.1	$122.9	22.3%
Increase (decrease) vs prior year	4%	7%	70bps

Segment net sales increased $21.1 million. Favorable volume/mix, driven by the Nature's Recipe® and Meow Mix® brands, increased net sales by 5 percentage points. A slight decline in net price realization was primarily attributed to the Meow Mix® brand. Segment profit increased $8.4 million primarily reflecting synergies and cost savings initiatives, which more than offset increased marketing expense.

International and Away From Home

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY18 Q2 Results	$287.3	$53.7	18.7%
Increase (decrease) vs prior year	5%	4%	-20bps

Segment net sales increased $13.5 million, reflecting $5.4 million of favorable foreign currency exchange and higher volume/mix driven by the Jif® and Smucker's® brands. Net price realization increased net sales by 1 percentage point. Segment profit increased $2.0 million as the contributions from favorable volume/mix and foreign currency exchange were partially offset by expenses related to the construction of the Smucker's® Uncrustables® production facility in Longmont, Colorado.

Conference Call
The Company will conduct an earnings conference call and webcast today, November 16, 2017, beginning at 8:30 a.m. Eastern time. To access the webcast, please visit jmsmucker.com/investor-relations.

The J. M. Smucker Company Forward-Looking Statements

This press release contains forward-looking statements, such as projected net sales, operating results, earnings, and cash flows that are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. The risks, uncertainties, important factors, and assumptions listed and discussed in this press release, which could cause actual results to differ materially from those expressed, include: the ability to achieve cost savings and synergies related to the organization optimization and cost management programs in the amounts and within the time frames currently anticipated and to effectively manage the related integration and restructuring costs; the ability to satisfy the closing conditions for the Wesson® transaction, including receipt of required regulatory approvals, without unexpected delays or conditions; the ability to generate sufficient cash flow to meet the Company's cash deployment objectives; volatility of commodity, energy, and other input costs; risks associated with derivative and purchasing strategies employed to manage commodity pricing risks; the availability of reliable transportation on acceptable terms; the ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes to profits and cash flow in a particular period; the success and cost of marketing and sales programs and strategies intended to promote growth in the businesses, including product innovation; general competitive activity in the market, including competitors' pricing practices and promotional spending levels; the impact of food security concerns involving either the Company's or its competitors' products; the impact of accidents, extreme weather, and natural disasters; the concentration of certain of the Company's businesses with key customers and suppliers, including single-source suppliers of certain key raw materials and finished goods, and the ability to manage and maintain key relationships; the timing and amount of capital expenditures and share repurchases; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets; the impact of new or changes to existing governmental laws and regulations and their application; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency and interest rate fluctuations; and risks related to other factors described under "Risk Factors" in other reports and statements filed with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K. The Company undertakes no obligation to update or revise these forward-looking statements, which speak only as of the date made, to reflect new events or circumstances.

About The J. M. Smucker Company

For 120 years, The J. M. Smucker Company has been committed to offering consumers quality products that bring families together to share memorable meals and moments. Today, Smucker is a leading marketer and manufacturer of consumer food and beverage products and pet food and pet snacks in North America. In consumer foods and beverages, its brands include Smucker's®, Folgers®, Jif®, Dunkin' Donuts®, Crisco®, Pillsbury®, R.W. Knudsen Family®, Hungry Jack®, Café Bustelo®, Martha White®, truRoots®, Sahale Snacks®, Robin Hood®, and Bick's®. In pet food and pet snacks, its brands include Meow Mix®, Milk-Bone®, Kibbles 'n Bits®, Natural Balance®, and 9Lives®. The Company remains rooted in the Basic Beliefs of Quality, People, Ethics, Growth, and Independence established by its founder and namesake more than a century ago. For more information about the Company, visit jmsmucker.com.

The J. M. Smucker Company is the owner of all trademarks referenced herein, except for the following, which are used under license: Pillsbury® is a trademark of The Pillsbury Company, LLC, and Dunkin' Donuts® is a registered trademark of DD IP Holder, LLC.

Dunkin' Donuts® brand is licensed to The J. M. Smucker Company for packaged coffee products sold in retail channels such as grocery stores, mass merchandisers, club stores, and drug stores. This information does not pertain to Dunkin' Donuts® coffee or other products for sale in Dunkin' Donuts® restaurants.

The J. M. Smucker Company Unaudited Condensed Consolidated Statements of Income

	Three Months Ended October 31,			Six Months Ended October 31,
			% Increase			% Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
	(Dollars and shares in millions, except per share data)

Net sales	$1,923.6	$1,913.9	1%	$3,672.5	$3,729.7	(2%)
Cost of products sold	1,168.6	1,171.0	(0%)	2,255.4	2,264.1	(0%)
Gross Profit	755.0	742.9	2%	1,417.1	1,465.6	(3%)
Gross margin	39.2%	38.8%		38.6%	39.3%

Selling, distribution, and administrative expenses	360.9	363.1	(1%)	711.1	719.1	(1%)
Amortization	51.6	51.8	(0%)	103.1	103.5	(0%)
Other special project costs	9.7	26.6	(64%)	36.8	48.8	(25%)
Other operating expense (income) - net	2.1	(1.9)	n/m	1.6	(2.9)	(155%)
Operating Income	330.7	303.3	9%	564.5	597.1	(5%)
Operating margin	17.2%	15.8%		15.4%	16.0%

Interest expense - net	(41.6)	(41.0)	1%	(83.6)	(82.5)	1%
Other income (expense) - net	2.7	3.2	(16%)	(0.1)	4.3	(102%)
Income Before Income Taxes	291.8	265.5	10%	480.8	518.9	(7%)
Income taxes	97.2	88.2	10%	159.4	171.6	(7%)
Net Income	$194.6	$177.3	10%	$321.4	$347.3	(7%)

Net income per common share	$1.71	$1.52	13%	$2.83	$2.98	(5%)

Net income per common share –
assuming dilution	$1.71	$1.52	13%	$2.83	$2.98	(5%)

Dividends declared per common share	$0.78	$0.75	4%	$1.56	$1.50	4%

Weighted-average shares outstanding	113.6	116.4	(2%)	113.5	116.4	(2%)
Weighted-average shares outstanding –
assuming dilution	113.6	116.6	(3%)	113.6	116.5	(3%)

The J. M. Smucker Company Unaudited Condensed Consolidated Balance Sheets

	October 31, 2017	April 30, 2017
	(Dollars in millions)
Assets
Current Assets:
Cash and cash equivalents	$180.3	$166.8
Trade receivables, less allowance for doubtful accounts	481.6	438.7
Inventories	1,011.7	905.7
Other current assets	112.2	130.6
Total Current Assets	1,785.8	1,641.8

Property, Plant, and Equipment - Net	1,615.7	1,617.5

Other Noncurrent Assets:
Goodwill	6,086.5	6,077.1
Other intangible assets - net	6,051.1	6,149.9
Other noncurrent assets	162.9	153.4
Total Other Noncurrent Assets	12,300.5	12,380.4
Total Assets	$15,702.0	$15,639.7

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$507.4	$477.2
Current portion of long-term debt	499.6	499.0
Short-term borrowings	463.9	454.0
Other current liabilities	383.6	402.4
Total Current Liabilities	1,854.5	1,832.6

Noncurrent Liabilities:
Long-term debt, less current portion	4,294.1	4,445.5
Other noncurrent liabilities	2,517.1	2,511.4
Total Noncurrent Liabilities	6,811.2	6,956.9

Shareholders' Equity	7,036.3	6,850.2
Total Liabilities and Shareholders' Equity	$15,702.0	$15,639.7

The J. M. Smucker Company Unaudited Condensed Consolidated Statements of Cash Flow

	Three Months Ended October 31,		Six Months Ended October 31,
	2017	2016	2017	2016
	(Dollars in millions)

Operating Activities
Net income	$194.6	$177.3	$321.4	$347.3
Adjustments to reconcile net income to net cash
provided by (used for) operations:
Depreciation	50.6	53.0	105.1	107.0
Amortization	51.6	51.8	103.1	103.5
Share-based compensation expense	6.1	7.0	12.7	15.1
Other noncash adjustments	1.5	0.7	2.3	1.4
Defined benefit pension contributions	-	(0.5)	(0.8)	(1.3)
Changes in assets and liabilities, net of effect
from businesses acquired:
Trade receivables	(48.8)	4.4	(41.5)	(69.9)
Inventories	(32.4)	(15.4)	(103.6)	(132.7)
Accounts payable and accrued items	(29.8)	(35.1)	58.0	17.8
Income and other taxes	(82.7)	(83.7)	(46.8)	(38.6)
Other - net	19.6	(23.1)	24.7	25.7
Net Cash Provided by (Used for) Operating Activities	130.3	136.4	434.6	375.3

Investing Activities
Additions to property, plant, and equipment	(60.4)	(33.8)	(130.0)	(84.0)
Other - net	(7.8)	-	23.7	(12.3)
Net Cash Provided by (Used for) Investing Activities	(68.2)	(33.8)	(106.3)	(96.3)

Financing Activities
Short-term borrowings (repayments) - net	180.1	100.0	10.0	122.0
Repayments of long-term debt	(150.0)	(100.0)	(150.0)	(200.0)
Quarterly dividends paid	(88.5)	(87.1)	(173.4)	(164.9)
Purchase of treasury shares	(0.1)	(0.7)	(6.7)	(18.8)
Other - net	(2.6)	(0.1)	(1.1)	0.6
Net Cash Provided by (Used for) Financing Activities	(61.1)	(87.9)	(321.2)	(261.1)
Effect of exchange rate changes on cash	(3.9)	(2.5)	6.4	(5.9)
Net increase (decrease) in cash and cash equivalents	(2.9)	12.2	13.5	12.0
Cash and cash equivalents at beginning of period	183.2	109.6	166.8	109.8
Cash and Cash Equivalents at End of Period	$180.3	$121.8	$180.3	$121.8

The J. M. Smucker Company Unaudited Supplemental Schedule

	Three Months Ended October 31,				Six Months Ended October 31,
		% of		% of		% of		% of
	2017	Net Sales	2016	Net Sales	2017	Net Sales	2016	Net Sales
	(Dollars in millions)

Net sales	$1,923.6		$1,913.9		$3,672.5		$3,729.7
Selling, distribution, and administrative expenses:
Marketing	117.6	6.1%	121.1	6.3%	233.2	6.3%	229.8	6.2%
Selling	64.9	3.4%	67.7	3.5%	132.0	3.6%	132.7	3.6%
Distribution	60.6	3.2%	62.5	3.3%	118.5	3.2%	122.7	3.3%
General and administrative	117.8	6.1%	111.8	5.8%	227.4	6.2%	233.9	6.3%
Total selling, distribution, and administrative expenses	$360.9	18.8%	$363.1	19.0%	$711.1	19.4%	$719.1	19.3%

Amounts may not add due to rounding.

The J. M. Smucker Company Unaudited Reportable Segments

	Three Months Ended October 31,		Six Months Ended October 31,
	2017	2016	2017	2016
	(Dollars in millions)

Net sales:
U.S. Retail Coffee	$552.7	$551.8	$1,033.5	$1,065.1
U.S. Retail Consumer Foods	531.5	557.3	1,023.9	1,094.3
U.S. Retail Pet Foods	552.1	531.0	1,073.8	1,050.5
International and Away From Home	287.3	273.8	541.3	519.8
Total net sales	$1,923.6	$1,913.9	$3,672.5	$3,729.7

Segment profit:
U.S. Retail Coffee	$152.6	$186.5	$276.4	$360.3
U.S. Retail Consumer Foods	130.9	118.9	241.8	230.3
U.S. Retail Pet Foods	122.9	114.5	221.2	236.7
International and Away From Home	53.7	51.7	92.0	91.2
Total segment profit	$460.1	$471.6	$831.4	$918.5
Amortization	(51.6)	(51.8)	(103.1)	(103.5)
Interest expense - net	(41.6)	(41.0)	(83.6)	(82.5)
Unallocated derivative gains (losses)	9.7	(14.2)	22.3	(6.5)
Cost of products sold - special project costs	(0.9)	(0.3)	(1.6)	(4.3)
Other special project costs	(9.7)	(26.6)	(36.8)	(48.8)
Corporate administrative expenses	(76.9)	(75.4)	(147.7)	(158.3)
Other income (expense) - net	2.7	3.2	(0.1)	4.3
Income before income taxes	$291.8	$265.5	$480.8	$518.9

Segment profit margin:
U.S. Retail Coffee	27.6%	33.8%	26.7%	33.8%
U.S. Retail Consumer Foods	24.6%	21.3%	23.6%	21.0%
U.S. Retail Pet Foods	22.3%	21.6%	20.6%	22.5%
International and Away From Home	18.7%	18.9%	17.0%	17.5%

Non-GAAP Measures

The Company uses non-GAAP financial measures, including: net sales excluding foreign currency exchange; adjusted gross profit, operating income, income, and earnings per share; earnings before interest, taxes, depreciation, amortization, and impairment charges related to intangible assets ("EBITDA (as adjusted)"); and free cash flow, as key measures for purposes of evaluating performance internally. The Company believes that these measures provide useful information to investors because they are the measures used to evaluate performance on a comparable year-over-year basis. Non-GAAP profit measures exclude certain items affecting comparability which include amortization expense and impairment charges related to intangible assets, and integration and restructuring costs ("special project costs"); and unallocated gains and losses on commodity and foreign currency exchange derivatives ("unallocated derivative gains and losses"). The special project costs relate to specific integration and restructuring projects, and the unallocated derivative gains and losses reflect the changes in fair value of the Company's commodity and foreign currency exchange contracts. These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). Rather, the presentation of these non-GAAP financial measures supplements other metrics used by management to internally evaluate its businesses and facilitates the comparison of past and present operations and liquidity. These non-GAAP financial measures may not be comparable to similar measures used by other companies and may exclude certain nondiscretionary expenses and cash payments. A reconciliation of certain non-GAAP financial measures to the comparable GAAP financial measure for the current and prior year periods is included in the "Unaudited Non-GAAP Financial Measures" tables. The Company has also provided a reconciliation of non-GAAP financial measures for its fiscal 2018 outlook. As the amount of unallocated derivative gains and losses varies depending on market conditions and levels of derivative transactions with respect to a particular fiscal year, it is not determinable on a forward-looking basis and no guidance has been provided.

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended October 31,				Six Months Ended October 31,
			Increase				Increase
	2017	2016	(Decrease)%		2017	2016	(Decrease)%
	(Dollars in millions)

Net sales reconciliation:
Net sales	$1,923.6	$1,913.9	$9.7	1%	$3,672.5	$3,729.7	($57.2)	(2%)
Foreign currency exchange	(5.4)	-	(5.4)	-	(3.6)	-	(3.6)	-
Net sales excluding foreign currency exchange	$1,918.2	$1,913.9	$4.3	-	$3,668.9	$3,729.7	($60.8)	(2%)

Amounts may not add due to rounding.

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended October 31,		Six Months Ended October 31,
	2017	2016	2017	2016
	(Dollars in millions, except per share data)

Gross profit reconciliation:
Gross profit	$755.0	$742.9	$1,417.1	$1,465.6
Unallocated derivative losses (gains)	(9.7)	14.2	(22.3)	6.5
Cost of products sold - special project costs	0.9	0.3	1.6	4.3
Adjusted gross profit	$746.2	$757.4	$1,396.4	$1,476.4
% of net sales	38.8%	39.6%	38.0%	39.6%

Operating income reconciliation:
Operating income	$330.7	$303.3	$564.5	$597.1
Amortization	51.6	51.8	103.1	103.5
Unallocated derivative losses (gains)	(9.7)	14.2	(22.3)	6.5
Cost of products sold - special project costs	0.9	0.3	1.6	4.3
Other special project costs	9.7	26.6	36.8	48.8
Adjusted operating income	$383.2	$396.2	$683.7	$760.2
% of net sales	19.9%	20.7%	18.6%	20.4%

Net income reconciliation:
Net income	$194.6	$177.3	$321.4	$347.3
Income taxes	97.2	88.2	159.4	171.6
Amortization	51.6	51.8	103.1	103.5
Unallocated derivative losses (gains)	(9.7)	14.2	(22.3)	6.5
Cost of products sold - special project costs	0.9	0.3	1.6	4.3
Other special project costs	9.7	26.6	36.8	48.8
Adjusted income before income taxes	$344.3	$358.4	$600.0	$682.0
Income taxes, as adjusted	114.8	119.2	198.9	225.6
Adjusted income	$229.5	$239.2	$401.1	$456.4

Weighted-average common shares outstanding	112,996,645	115,885,448	112,960,063	115,845,261
Weighted-average participating shares outstanding	592,543	544,184	586,781	536,776
Total weighted-average shares outstanding	113,589,188	116,429,632	113,546,844	116,382,037
Dilutive effect of stock options	2,725	123,608	25,760	132,332
Total weighted-average shares outstanding - assuming dilution	113,591,913	116,553,240	113,572,604	116,514,369

Adjusted earnings per share	$2.02	$2.05	$3.53	$3.92

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended October 31,		Six Months Ended October 31,
	2017	2016	2017	2016
	(Dollars in millions)

EBITDA (as adjusted) reconciliation:
Net income	$194.6	$177.3	$321.4	$347.3
Income taxes	97.2	88.2	159.4	171.6
Interest expense - net	41.6	41.0	83.6	82.5
Depreciation	50.6	53.0	105.1	107.0
Amortization	51.6	51.8	103.1	103.5
EBITDA (as adjusted)	$435.6	$411.3	$772.6	$811.9
% of net sales	22.6%	21.5%	21.0%	21.8%

Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$130.3	$136.4	$434.6	$375.3
Additions to property, plant, and equipment	(60.4)	(33.8)	(130.0)	(84.0)
Free cash flow	$69.9	$102.6	$304.6	$291.3

The following tables provide a reconciliation of the Company's fiscal 2018 guidance for estimated adjusted earnings per share and free cash flow.

	Year Ending April 30, 2018
	Low		High

Net income per common share - assuming dilution reconciliation:
Net income per common share - assuming dilution	$6.19		$6.34
Special project costs	0.38		0.38
Amortization	1.18		1.18
Adjusted earnings per share	$7.75		$7.90

	Year Ending April 30, 2018
	(Dollars in millions)
Free cash flow reconciliation:
Net cash provided by operating activities	$1,085
Additions to property, plant, and equipment	(310)
Free cash flow	$775

CONTACT: The J. M. Smucker Company: (330) 682-3000; Investors: Aaron Broholm, Vice President, Investor Relations; Media: Maribeth Burns, Vice President, Corporate Communications